UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On December 22, 2020, Mesa Air Group, Inc.’s (the “Company”) wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa”), entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Capacity Purchase Agreement, dated as of November 19, 2020 and made effective as of January 1, 2021, between American Airlines, Inc. (“American”) and Mesa (the “American CPA”).  The amendments to the American CPA reflect the following:

•

The addition of CRJ-900 aircraft to the American CPA (collectively, the “Incremental Aircraft”) in accordance with the following schedule: (i) 3 aircraft, commencing January 5, 2021 to March 3, 2021, and (ii) increasing to a total of 5 aircraft, commencing March 4, 2021.  The term of the Incremental Aircraft shall be determined in American’s sole discretion;

•

American’s right, exercisable in its sole discretion, to withdraw any Incremental Aircraft upon 60 days’ prior notice.  American may specify one or more dates for the withdrawal of such Incremental Aircraft; and

The foregoing description of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2020, subject to applicable requests for confidential treatment with respect to certain portions of Amendment No. 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2020	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel